Exhibit 10.04
                            SUPPORT AGREEMENT BETWEEN
                                LG&E ENERGY CORP.
                                       AND
                              LG&E GAS SYSTEMS INC.

This Support Agreement, dated as of May 12, 1995, is between LG&E Energy Corp., a Kentucky corporation ("Parent") and LG&E Gas Systems Inc., a Delaware corporation ("Subsidiary").

WHEREAS, Parent is the owner of 100% of the outstanding capital stock of Subsidiary;

WHEREAS, Subsidiary intends from time to time to make borrowings from Lenders (as hereinafter defined), issue debt securities to Lenders, guarantee loans to its subsidiaries from Lenders and guarantee other obligations of its subsidiaries to Lenders (such borrowings, debt securities and guarantees being hereinafter referred to as "Debt");

WHEREAS, Parent and Subsidiary desire to take certain actions to enhance and maintain the financial condition of Subsidiary as hereinafter set forth in order to enable Subsidiary and its subsidiaries to incur indebtedness on more advantageous and reasonable terms; and

WHEREAS, the Lenders will rely upon this Support Agreement ("Agreement") in making loans or extending credit to Subsidiary and its subsidiaries;

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Stock Ownership. During the term of this Agreement, Parent will own, directly or indirectly, all of the capital stock of Subsidiary and will obtain the prior written consent of each Lender before selling or transferring any common stock of Louisville Gas and Electric Company ("LG&E") that it now owns or may hereafter acquire. Each person, firm, corporation or other entity designated as a Lender pursuant to Section 8 of this Agreement acknowledges and agrees that, in consideration for it being designated as a Lender, it will not (after consideration of those factors that it deems relevant, including the manner in which the proceeds from any such sale or transfer by Parent of LG&E's common stock are to be used to satisfy Debt, whether contingent or otherwise, owed to the Lenders) unreasonably withhold its consent to such sale or transfer.

2. Negative Pledge. During the term of this Agreement, Parent will not create or suffer to exist any lien, security interest or other charge or encumbrance, upon or with respect to any common stock of LG&E from time to time owned by Parent or any capital stock of Subsidiary from time to time owned by Parent.

3. Net Worth. Parent agrees that it shall cause Subsidiary to have at all times a net worth (total assets less liabilities less intangible assets, if any) of $25 million, as determined in accordance with generally accepted accounting principles.

4. Liquidity Provision. If, during the term of this Agreement, Subsidiary is unable to make timely payment of interest, principal or premium, if any, or any other obligation on any Debt owing to any Lender by Subsidiary, Parent promptly shall provide to Subsidiary, at its request such funds (in the form of cash or liquid assets in an amount sufficient to permit Subsidiary to make timely payment in respect of such Debt) as equity. Any request for payment pursuant to this Section 4 shall specifically identify the Debt in respect of which Subsidiary is unable to make timely payment and with respect to which Subsidiary seeks funds. Subsidiary, Parent and each Lender hereby acknowledge that any funds provided by Parent pursuant hereto shall be used solely to make payment with respect to such identified Debt and not for any other purposes. Without limiting any obligations hereunder, in the event that a request is made with respect to two or more identified Debts and the funds provided by Parent are not sufficient to pay the amounts owing on each such identified Debts, the funds provided by Parent shall be applied pro rata (in proportion to the amounts then due and owing on such Debts) to such identified Debts. Each of the parties hereto acknowledges that Parent's obligations hereunder do not constitute a guarantee by Parent of Debt of Subsidiary. This Agreement shall continue to be effective or be reinstated with respect to any payment of Debt which is rescinded or must otherwise be returned upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of Subsidiary, all as though such payment had not been made.

5. Capitalization of Parent. Parent agrees to maintain the sum of consolidated short-term debt for money borrowed and consolidated long-term debt (excluding, however, any such short-term or long-term debt which is non-recourse debt) in an amount not to exceed 55% of the sum of consolidated short-term debt for money borrowed, consolidated long-term debt (excluding, however, any such short-term or long-term debt which is non-recourse debt), common equity and preferred stock, in each case as shown on the consolidated balance sheet of Parent prepared in accordance with generally accepted accounting principles.

6. Waivers. Parent hereby waives any failure or delay on the part of Subsidiary or any Lender in asserting or enforcing any of its rights or in making any claims or demands hereunder. Subsidiary or any Lender may at any time, without Parent's consent, without notice to Parent and without affecting or impairing Subsidiary's or such Lender's rights, or impairing Parent's obligations, hereunder, do any of the following with respect to any Debt: (a) make changes, modifications, amendments or alterations, by operation of law or otherwise, including without limitation, any increase in the principal amount of such Debt or the rate of interest payable thereon or any change in the method of calculating the rate of interest payable thereon, (b) grant renewals and extensions and extensions of time, for payment or otherwise, (c) accept new or additional documents, instruments or agreements relating to or in substitution of said Debt, or (d) otherwise handle the enforcement of their respective rights and remedies in accordance with their business judgment.

7. Suspensions; Amendment. This Agreement may be amended or terminated at any time by written amendment or agreement signed by both parties; provided, however, that except as set forth in the next succeeding sentence, (i) no amendment to this Agreement which adversely affects the rights of Subsidiary or any Lender shall be effective as to any Lender until the earlier to occur of (x) all Debt owing to such Lender by Subsidiary on the date of such amendment shall be discharged, (y) such Lender shall consent in writing to such amendment or (z) in the event that such Lender is bound with one or more other Lenders by an instrument, agreement or other document pursuant to which the Debt was issued, the requisite consent of the Lenders to an amendment to this Agreement set forth in such instrument, agreement or other document is obtained or such amendment shall have been consented to by the requisite Lenders in respect of such Debt as shall be authorized pursuant to such instrument, agreement or other document to authorize a similar amendment in respect of such Debt and (ii) no termination of this Agreement shall be effective as to Subsidiary or any Lender until such time as all Debt owing to such Lender by Subsidiary on the date of such termination shall have been discharged in full unless such Lender shall consent in writing to the contrary. Notwithstanding the foregoing, and at the election of Parent, in the event that the Subsidiary shall maintain a long-term debt rating (public or private) of not less than "A-" from Standard & Poor's Corporation or its successor ("S&P") or a long-term debt rating of not less than "A3" from Moody's Rating Group or its successor ("Moody's") for twelve consecutive months, then Parent's obligations under this Agreement shall be suspended and shall be of no force or effect as to the parties hereto and as to all Lenders for so long as such rating of not less than "A-" or "A3" is maintained.

8. Rights of Lenders. Subsidiary hereby assigns and pledges to Lenders for the ratable benefit of each Lender, Subsidiary's rights under Sections 1, 2, 3, 4 and 5 of this Agreement, and, if Subsidiary fails or refuses to take timely action to enforce its rights under Sections 1, 2, 3, 4, and 5 of this Agreement, any Lender may enforce such rights on behalf of Subsidiary directly against Parent. Parent hereby consents to such assignment and pledge and enforcement by the Lenders. The term "Lender" as used in this Agreement shall mean any person, firm, corporation or other entity (i) to which Subsidiary is indebted for money borrowed or to which Subsidiary otherwise owes any Debt or which is acting as trustee or authorized representative on behalf of such person, firm, corporation or other entity and (ii) which Parent has expressly designated in writing to Subsidiary and to such Lender as being a Lender for purposes of this Agreement and entitled to the rights and privileges hereof. Any designation of any person, firm, corporation or other entity as a Lender for purposes of this Agreement may provide that such person, firm, corporation or other entity shall be a Lender only as to specific, identified Debt owing to such person, firm, corporation or other entity by Subsidiary or that such person, firm, corporation or other entity shall be a Lender as to all Debt at any time owing to such Lender by Subsidiary. Subsidiary and Parent agree, for the benefit of Lenders, to execute and deliver all further instruments and documents, and take all further action that Lenders may reasonably request in order to perfect and protect any security interest purported to be granted hereby.

9. Notices. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement shall be in writing, shall be given or made by United States first class mail, telex, facsimile transmission or hand delivery addressed as follows:

      If to Parent:              LG&E Energy Corp.
                                 220 W. Main Street (P.O. Box 32030)
                                 Louisville, Kentucky  40232
                                 Attention:  Treasurer

      If to Subsidiary:          LG&E Gas Systems Inc.
                                 220 W. Main Street (P.O. Box 32030)
                                 Louisville, Kentucky  40232
                                 Attention:  Treasurer

10. Successors. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and is also intended for the benefit of the Lenders, and, notwithstanding that such Lenders are not parties hereto, each Lender shall be entitled to the full benefits of this Agreement and to enforce the covenants and agreements contained herein as set forth in Section 8. This Agreement is not intended for the benefit of any person other than Lenders, and shall not confer or be deemed to confer upon any such person any benefits, rights or remedies hereunder.

11. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Kentucky.


                                 LG&E ENERGY CORP.

                                 By:
                                 Title:

                                 LG&E GAS SYSTEMS INC.

                                 By:
                                 Title: